UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Community Banks, Inc.

(Name of Registrant as Specified In Its Charter)

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COMMUNITY BANKS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 1, 2003
Time:	10:00 a.m.
Place:	Four Points Sheraton 800 East Park Drive Harrisburg, Pennsylvania

Matters to be voted on:

1. Election of Directors.    Election of four (4) Class D Directors to serve until the 2007 annual meeting.

2. Other Business.    Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 28, 2003 (the “Record Date”). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

PATRICIA E. HOCH
Secretary

Harrisburg, Pennsylvania

March 26, 2003

COMMUNITY BANKS, INC.

PROXY STATEMENT

MARCH 26, 2003

GENERAL INFORMATION

This proxy statement has information about the annual meeting of shareholders of Community Banks, Inc. (“CMTY”). The respective management of CMTY and Community Banks, CMTY’s bank subsidiary, prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on March 26, 2003.

We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

CMTY’s corporate offices are located at 750 East Park Drive, Harrisburg, Pennsylvania, and our telephone number is (717) 920-1698. Our mailing address is 750 East Park Drive, Harrisburg, Pennsylvania 17111.

Shareholder Proposals for the 2004 Annual Meeting of Shareholders

Under CMTY’s Bylaws, no shareholder proposals may be brought before an annual meeting of shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to CMTY (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year’s proxy statement. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in CMTY’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2004 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than November 27, 2003.

If the corporate secretary of CMTY receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2004 annual meeting of shareholders, the proxies appointed by CMTY may exercise discretionary authority in voting on such proposal if, in CMTY’s proxy statement for such meeting, CMTY advises shareholders of the nature of such proposal and how the proxies appointed by CMTY intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to CMTY’s shareholders.

The presiding officer of the meeting may refuse to permit any proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the corporate secretary for CMTY by the date specified. If a shareholder proposal is received by CMTY after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2004 annual meeting of shareholders, the proxies appointed by CMTY may exercise discretionary authority when voting on such proposal.

If the date of our next annual meeting is advanced or delayed by more than 30 days from May 1, 2004, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 28, 2003 (the “Record Date”). A total of 9,128,222 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

The Trust Department of Community Banks, as sole trustee, holds 34,489 shares of CMTY common stock. The Trust Department may vote these shares at the annual meeting.

As of the Record Date, management of CMTY beneficially owned a total of 1,453,411 shares of CMTY common stock.

What vote is required?

A majority of the votes cast at a meeting at which a quorum is present is required for the election of directors. The same vote is required for any other matter that may come before the meeting, except in cases where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxy holder named in the enclosed proxy card will vote your shares as they see fit.

How are votes counted?

Our transfer agent counts all votes cast by proxy before the annual meeting. Our judge of election will manually count all votes which are cast in person or by proxy at the annual meeting.

Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure to vote is not a vote and will not be counted. Broker non-votes will also not be counted.

How do I vote?

Refer to the voting instructions on the proxy card. You may vote either by completing and returning the enclosed proxy card, by telephone or by appearing in person at the annual meeting. We encourage you to return the proxy card or to vote by telephone, to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card or voted by telephone.

Can I change my vote after I return my proxy card or vote by telephone?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	giving CMTY’s secretary a written notice revoking your proxy card;

•	signing, dating and returning to us a new proxy card; or

•	placing a second telephone vote.

We will honor the proxy card or the telephone vote with the latest date.

Can I vote in person at the annual meeting?

Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

ELECTION OF DIRECTORS OF CMTY

With respect to electing directors, CMTY’s bylaws provide as follows:

•	the board of directors will consist of not less than five nor more than 25 directors;

•	there will be four classes of directors, as nearly equal in number as possible;

•	each class will be elected for a term of four years; and

•	each class will be elected in a separate election, so that the term of office of one class of directors will expire in each year.

At the annual meeting, we will nominate the four persons named in this proxy statement as Class D Directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the secretary of CMTY not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of CMTY which you own. Your notice must also contain the following information on each proposed nominee:

•	the name, address and age of the nominee;

•	the principal occupation of the nominee;

•	the number of shares of CMTY common stock owned by the nominee; and

•	the total number of shares that, to your knowledge, will be voted for the nominee.

If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judge of election will disregard any votes cast for your nominees.

The proxy holder named in the proxy card intends to vote for the election of the four persons listed as Class D Directors to serve until the 2007 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class D Director is currently a director of CMTY.

The following table shows the name and age of each nominee and the current directors in each class. The table also shows the following information on each nominee and director:

•	business experience, including principal occupation for the past five years;

•	the period during which he or she has served as a director of CMTY; and

•	the number and percentage of outstanding shares of common stock of CMTY which he or she beneficially owned as of the Record Date.

Directors of CMTY

Name and Age	Business Experience, Including Principal Occupation for the Past Five Years	Director Since (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Outstanding Stock Owned

CLASS D DIRECTORS:

To be elected for a four-year term ending in 2007:

Robert W. Rissinger Age 76	Chairman Community Banks, Secretary/Treasurer, Alvord-Polk, Inc. Engle Rissinger Auto Group	1968	306,653	(3)	3.36

John W. Taylor, Jr. Age 72	President, Air Brake & Power Equipment Co.	1998	28,937	(4)	*

Wayne H. Mummert Age 69	Retired U.S. Postal Service/ Farmer	1998	76,457	(5)	*

Scott J. Newkam Age 52	Chairman/President & CEO, Hershey Entertainment & Resorts Company	1/14/2003(13)	0		*

CLASS C DIRECTORS:

To continue in office until 2006:

Kenneth L. Deibler Age 80	Self-Employed Insurance Broker, Elizabethville, PA	1966	41,823	(6)	*

Allen Shaffer Age 77	Attorney-at-Law, Millersburg and Harrisburg, PA	1961	154,853	(7)	1.70

Earl L. Mummert Age 58	Consulting Actuary, Conrad M. Siegel, Inc. Harrisburg, PA	1998	31,600	(8)	*

CLASS B DIRECTORS:

To continue in office until 2005:

Thomas W. Long Age 73	Partner, Millersburg Hardware Co., Millersburg, PA	1981	14,675	(9)	*

Donald L. Miller Age 73	President, Miller Bros. Dairy, Millersburg, PA	1981	105,309	(10)	1.15

Samuel E. Cooper Age 69	Retired Superintendent, Warrior Run School District	1992	5,018	(6)	*

Name and Age	Business Experience, Including Principal Occupation for the Past Five Years	Director Since (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Outstanding Stock Owned

Eddie L. Dunklebarger Age 49	Chairman/President/CEO of CMTY and President/CEO Community Banks; Prior to March 31, 1998—President/CEO of Peoples State Bank	1998	207,110	(11)	2.24

CLASS A DIRECTORS:

To continue in office until 2004:

Thomas L. Miller Age 70	Retired Chairman and CEO of CMTY, and Retired Chairman, President and CEO of Community Banks, N.A.	1966	46,237	(10)	*

James A. Ulsh Age 56	Attorney-at-Law, Mette, Evans & Woodside, Harrisburg, PA	1977	22,283	(10)	*

Ronald E. Boyer Age 65	President, Alvord-Polk, Inc. (manufacturer of cutting tools), Millersburg, PA	1981	32,785	(12)	*

Peter DeSoto Age 63	CEO, J.T. Walker Industries, Inc. (manufacturer of metal products), Elizabethville, PA	1981	56,127	(10)	*

*	Less than 1%.
(1)	Includes service as a director of Community Banks, a wholly-owned subsidiary of CMTY, prior to 1983 and service as a director of CMTY after 1983.
(2)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after February 28, 2003. Beneficial ownership may be disclaimed as to certain of the securities.
(3)	Includes 8,658 shares owned by Alvord Polk Tool Co., Inc. the stock of which is held 50% by Robert Rissinger and 50% by Ronald Boyer. Also includes 19,294 shares owned by Engle Ford, Inc., 52,665 shares owned by Mr. Rissinger’s wife, 12,856 shares owned by Engle Ford, Inc. Profit Sharing Plan, 93,259 shares held by Mr. Rissinger’s IRA, and stock options to acquire 2,704 shares.
(4)	Includes 1,468 shares owned by Mr. Taylor’s wife, 1,050 shares held in Mr. Taylor’s IRA, and stock options to acquire 2,442 shares.
(5)	Includes 16,671 shares held by Mr. Mummert’s wife and stock options to acquire 4,878 shares.
(6)	Includes stock options to acquire 2,179 shares.
(7)	Includes 99,225 shares owned by the Polk Foundation of which Mr. Shaffer is chairman and holds voting and investment power for the shares, and stock options to acquire 2,442 shares.
(8)	Includes 22,381 shares held by Mr. Mummert’s IRA and stock options to acquire 5,140 shares.

(9)	Includes stock options to acquire 1,076 shares.
(10)	Includes stock options to acquire 2,442 shares.
(11)	Includes 391 shares owned by Mr. Dunklebarger’s wife, 12,927 shares owned by Mr. Dunklebarger’s children, 15,056 shares in his 401(k) Plan, 10,527 shares in his IRA, 2,267 shares held in an ESPP, and stock options (ISOs and Non-Qualified Stock Options) to acquire 113,092 shares.
(12)	Includes 8,658 shares owned by Alvord Polk Tool Co., Inc. the stock of which is held 50% by Robert Rissinger and 50% by Ronald Boyer, 680 shares held by Mr. Boyer’s wife, and stock options to acquire 2,442 shares.
(13)	Pursuant to the Bylaws of CMTY, the CMTY Board decided on January 14, 2003 to increase the number of directors in Class D to four and to appoint Mr. Newkam to fill the fourth position.

None of the directors or nominee directors are directors of other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

The following table shows all shares owned beneficially by all directors and executive officers of CMTY as a group:

	Amount and Nature of Beneficial Ownership (1)(2)
Title of Class	Direct	Indirect (3)	Percent of Class
Common	1,134,278	319,133	15.35%

(1)	See footnote 2 on page 5.
(2)	Included in these totals are shares held by director emeriti of the Corporation as follows:

Leon E. Kocher—34,167 shares which includes 14,953 shares held by Mr. Kocher’s wife, and stock options to acquire 1,103 shares.

Ray N. Leidich—83,666 shares which includes 41,006 shares held by Mr. Leidich’s wife, and stock options to acquire 1,654 shares.

Ernest L. Lowe—74,709 shares which includes 229 shares held by Mr. Lowe’s wife, and stock options to acquire 32,346 shares.

Joseph J. Monahan—22,733 shares.

Harry B. Nell—41,098 shares which includes 1,078 shares held by Mr. Nell’s wife, and stock options to acquire 3,539 shares.

(3)	The 8,658 shares owned by Alvord-Polk, Inc. are counted only once in this total. Alvord-Polk, Inc. is 50% owned by Robert W. Rissinger and 50% owned by Ronald E. Boyer. Thus, these shares are indicated above as being beneficially owned by both Mr. Rissinger and Mr. Boyer.

MANAGEMENT OF CMTY

Executive Officers

The following table sets forth the executive officers of CMTY (as determined in accordance with the rules and regulations of the Securities and Exchange Commission), their ages, their positions with CMTY, their business backgrounds and the beneficial ownership of Common Stock of CMTY by each of such persons. Share information is stated as of February 28, 2003.

Executive Officers of CMTY

Name and Age	Title	Amount and Nature of Beneficial Ownership (1)	Percentage of Outstanding Stock

Eddie L. Dunklebarger Age 49	President, Chairman and Chief Executive Officer(2)	207,110	2.24

Donald F. Holt Age 46	Executive Vice- President/Finance(3)	0	*

Robert W. Lawley Age 48	Executive Vice-President/Operations(4)	23,325	*

Anthony N. Leo Age 42	Executive Vice-President/ Financial Services and Administration(5)	22,687	*

Jeffrey M. Seibert Age 43	Executive Vice-President/Banking Services(6)	67,497	*

*	Less than 1%.
(1)	Includes currently exercisable options to acquire shares of CMTY.
(2)	Mr. Dunklebarger has held this position since 1998. Prior to that time, Mr. Dunklebarger was President and CEO of Peoples State Bank.
(3)	Donald F. Holt became the chief financial officer of CMTY and Community Banks on December 31, 2001. Mr. Holt was employed by Keystone Financial, Inc. as its senior vice president and controller from 1987–1998 and as executive vice president and chief financial officer from 1999-2000. During 2001, Mr. Holt served as vice president of finance and administration of the Pennsylvania Chamber of Business and Industry.
(4)	Mr. Lawley has been an executive vice president since 1984.
(5)	Mr. Leo has been an executive vice president since 1998, when the Peoples State Bank was acquired by CMTY. Prior to that time, Mr. Leo was an executive vice president of Peoples State Bank.
(6)	Mr. Seibert has been an executive vice president since 1998, when Peoples State Bank was acquired by CMTY. Prior to that time, Mr. Seibert was an executive vice president of Peoples State Bank.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee as of December 31, 2002 were Robert W. Rissinger, Earl L. Mummert, Peter DeSoto, John W. Taylor, Jr. and Donald L. Miller. None of these committee members have been officers or employees of CMTY or any of its subsidiaries at any time. Earl L. Mummert is a consulting actuary with Conrad M. Siegel, Inc. which provides actuarial services for CMTY.

Through our executive compensation policy, we seek to achieve the following goals in determining compensation of our executive officers:

•	integrate compensation with CMTY and Community Banks annual and long-term performance goals;

•	reward exceptional performance;

•	recognize individual initiative and achievements;

•	attract and retain qualified executives;

•	provide compensation packages competitive with those offered by other similar bank holding companies and banks; and

•	encourage stock ownership by executive officers.

The Compensation Committee considers a variety of criteria in evaluating and establishing compensation. The Compensation Committee has engaged the services of Human Resource Partners, LLC and, among other things, considers and compares information reported in SNL Securities Bank Performance Report and the SNL Executive Compensation Review for Commercial Banks in evaluating executive compensation.

The Compensation Committee believes that compensation for CMTY’s executive officers can best be accomplished through a combination of techniques, including:

•	salary;

•	the CMTY Bonus Plan;

•	the Long-Term Incentive Plan; and

•	appropriate fringe benefits.

CMTY Bonus Plan

CMTY maintains a Bonus Plan for the executive officers of CMTY and its subsidiaries. Pursuant to this plan, a certain percentage of net income is placed in a bonus pool. Bonuses paid to the executive officers are determined by the Compensation Committee pursuant to guidelines established by the Committee. The guidelines are based upon the level of net income CMTY achieves during the year. The remainder of the bonus pool is distributed to other officers of CMTY or its subsidiaries. The Compensation Committee delegates to the Chief Executive Officer the distribution of the remainder of the bonus pool. In 2002, Eddie L. Dunklebarger, Chief Executive Officer received a bonus of $80,000. The total bonuses paid to all executive officers, including the amount paid to Mr. Dunklebarger, was $515,900.

Long-Term Incentive Plan

In 1998, CMTY adopted a Long-Term Incentive Plan. Under the plan, CMTY can issue incentive stock options, stock appreciation rights, and non-qualified stock options. The Compensation Committee believes that stock ownership by management helps align management’s interests with the interests of the shareholders in enhancing and increasing the value of CMTY common stock. The Compensation Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions.

Employment Agreements

CMTY has entered into employment agreements with its executive officers. Following is a summary of those agreements.

Mr. Dunklebarger

Mr. Dunklebarger’s employment agreement provides that he is employed for rolling three-year terms, unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of CMTY or Mr. Dunklebarger gives written notification to the other of its/his intent not to renew the employment agreement. The agreement also provides that Mr. Dunklebarger will be paid 120% of his salary for the remainder of the term of the agreement, in the event that he terminates his employment for certain reasons, such as a reassignment of duties, a reduction in compensation, CMTY’s breach of the agreement or the removal of Mr. Dunklebarger from his current positions. If Mr. Dunklebarger terminates his employment as the result of a change of control, he is entitled to a lump-sum payment of the total amount of salary which he would have received for the remainder of the term of the agreement.

Pursuant to his agreement, Mr. Dunklebarger receives an annual salary, which is subject to increase as the Compensation Committee and the Board of Directors deem appropriate, and he participates in CMTY’s executive bonus plan. Additionally, Mr. Dunklebarger is entitled to participate in or receive benefits under all CMTY employment benefit plans, including the right to receive options for at least 6,000 shares of CMTY Common Stock (to be adjusted for stock splits and stock dividends), per year, under CMTY’s existing stock option plan. Mr. Dunklebarger is also entitled to other benefits and perquisites as CMTY’s Board of Directors deems appropriate.

Mssrs. Lawley, Leo, Seibert and Holt

The agreements with Robert W. Lawley, Anthony N. Leo, Donald F. Holt and Jeffrey M. Seibert generally provide that they are employed for rolling terms of two (2) years. On each anniversary date of the agreements, the term of the agreements automatically renews and is extended for an additional one-year period unless either party has provided the other party with notice of intent not to renew within sixty (60) days before the anniversary date. The agreements also provide that if the employee’s employment is terminated pursuant to a change in control, as defined in the agreements, the employee may receive an amount equal to salary to which the employee would be entitled to be paid between the date of termination and the end of the remaining term of the agreement.

Executive Compensation

The Compensation Committee seeks to attract and retain qualified executive officers by offering compensation competitive with that offered by similar bank holding companies. The Compensation Committee considers objective and subjective criteria. Among other things, the Committee considers data from the SNL Executive Compensation Review. The SNL Executive Compensation Review helps the Committee compare CMTY’s executive compensation to that of a peer group of bank holding companies located in Pennsylvania, Maryland, New Jersey, New York and Ohio with assets between $1,000,000 and $2,000,000. The review is corroborated by the professional consulting services of Human Resources Partners, LLC. The SNL Executive Compensation Review compares:

•	asset size;

•	return on assets;

•	the salaries of the chief executive officer and other executive officers;

•	return on average assets; and

•	return on average equity.

The Compensation Committee also considers the performance of CMTY common stock on the NASDAQ Stock Market, particularly compared with the performance of the stock of other comparable bank holding companies.

The Compensation Committee does not make its recommendations based solely on corporate performance. The Committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

Eddie L. Dunklebarger—President and CEO of CMTY and Community Banks

For 2002, Mr. Dunklebarger received an annual salary of $300,000. He was also a participant in the CMTY Long Term Incentive Plan and the CMTY Bonus Plan. Mr. Dunklebarger received a bonus of $80,000, based on 2001 performance. Pursuant to the CMTY Long Term Incentive Plan, Mr. Dunklebarger received stock options to purchase 20,000 shares of CMTY common stock at an exercise price of $27.86 per share. These options, granted in December of 2002, were based on 2002 performance.

Other Executive Officers

With respect to the compensation of CMTY’s other executive officers, the Compensation Committee considers information provided by the Chief Executive Officer about each executive officer including:

•	level of individual performance;

•	contribution to the consolidated organization; and

•	salary history.

The Compensation Committee also considers:

•	the earnings of CMTY on a consolidated basis;

•	the peer group compensation information discussed above;

•	individual performance factors; and

•	its subjective evaluation of the services provided by each executive officer.

You can see the compensation paid to CMTY’s other executive officers in the Summary Compensation Table on page 12 of this proxy statement.

This report is given by the Compensation Committee, consisting of Robert W. Rissinger, Peter DeSoto, Earl L. Mummert, John W. Taylor, Jr., and Donald L. Miller.

Stock Performance Graph

The following graph shows the yearly percentage change in CMTY’s cumulative total shareholder return on its common stock from December 31, 1997 to December 31, 2002 compared with the cumulative total return of the NASDAQ Stock Market (US Companies), the AMEX Stock Market (US Companies) and a self-determined peer group consisting of 12 bank holding companies. The bank holding companies in the peer group are Bryn Mawr Bank Corp., Comm Bancorp, Inc., F & M Bancorp MD, First Colonial Group, Inc., Harleysville National Corp., National Penn Bancshares, Inc., Omega Financial Corp., Patriot Bank Corp., Promistar Financial Corp., S & T Bancorp, Inc., Sterling Financial Corp., and Sun Bancorp, Inc. CMTY selected these companies because they conduct a community banking business in similar markets and they are similar to CMTY in asset size and market capitalization. The NASDAQ index was selected for comparison for the most recent fiscal year, due to CMTY listing its stock on the NASDAQ National Market on May 14, 2002.

Cash Compensation

The following Summary Compensation Table shows the annual salary and other compensation for our executive officers for the last three years.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation(1)		Awards(2)	All Other Compensation(4) ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs(3) (#)

Eddie L. Dunklebarger President & CEO of CMTY and Community Banks	2002 2001 2000	300,000 265,000 235,000	80,000 108,000 113,000	20,000 21,000 16,538	57,162 50,300 48,072

Donald F. Holt, Executive Vice President/ Finance	2002	135,000	0	6,000	12,377

Robert W. Lawley Executive Vice- President/Operations	2002 2001 2000	137,080 119,500 112,350	25,000 33,500 37,500	6,000 6,300 5,513	21,578 23,932 31,997

Jeffrey M. Seibert Executive Vice- President/Banking Services	2002 2001 2000	135,000 113,500 106,000	25,000 33,500 37,500	6,000 6,300 5,513	24,288 20,935 19,994

Anthony N. Leo Executive Vice- President/Financial Services and Administration	2002 2001 2000	135,000 113,500 106,000	25,000 33,500 37,500	6,000 6,300 5,513	23,456 27,364 26,484

(1)	The total personal benefits provided by CMTY and its subsidiaries for any executive officer, individually, or all executive officers as a group did not exceed the lesser of $50,000 or 10% of the salary and bonus of the officer for any of the years shown. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
(2)	CMTY has not issued any restricted stock awards to any executive officer. Additionally, CMTY does not maintain any Long-Term Incentive Plan other than a stock option plan, and grants to executive officers pursuant to that plan are reported in the Stock Option Grant Table.
(3)	When appropriate, stock options shown above have been adjusted for subsequent stock dividends and stock splits.
(4)	“All other compensation” includes the following:

Mr. Dunklebarger—Director fees of $5,400 for 2002, $5,400 for 2001,and $5,400 for 2000; employer contributions to the CMTY 401(k) Plan of $18,000 in 2002, $13,600 in 2001 and $13,600 in 2000; and SERP accruals of $33,762 in 2002, $31,330 in 2001 and $29,072 in 2000.

Mr. Lawley—Employer contributions to the CMTY 401(k) Plan of $14,587.20 in 2002, $12,240 in 2001 and $13,058 in 2000; SERP accruals of $6,991 in 2002, $11,692 in 2001 and $18,939 in 2000.

Mr. Holt—Employer contributions to the CMTY 401(k) Plan of $12,150 in 2002.

Mr. Seibert—Employer contributions to the CMTY 401(k) Plan of $14,400 in 2002, $11,760 in 2001 and $11,480 in 2000; SERP accruals of $9,888 in 2002, $9,175 in 2001 and $8,514 in 2000.

Mr. Leo—Employer contributions to the CMTY 401(k) Plan of $14,400 in 2002, $11,760 in 2001 and $11,480 in 2000; SERP accruals of $9,056 in 2002, $8,404 in 2001 and $7,804 in 2000; car allowance of $7,200 in 1999, 2000 and 2001.

Stock Options

In 1998, the shareholders of CMTY adopted the CMTY Long-Term Incentive Plan. This plan allows us to issue awards to key officers of CMTY. Awards may be made in the form of incentive stock options (ISOs), non-qualified stock options (NQSOs) and stock appreciation rights (SARs).

Incentive Stock Options

The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of CMTY common stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise longer than ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted. In December, 2002, Mr. Dunklebarger was granted 3,609 ISOs.

The plan requires adjustment of the options to reflect changes in the number of outstanding shares caused by events such as the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

Non-qualified Stock Options (NQSO)

NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the plan. Although tax treatment of ISOs and NQSOs may differ, the plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These conditions are described above. In December, 2002, Mr. Dunklebarger was granted 16,391 NQSOs.

To date, all NQSOs granted have an option price equal to the fair market value of CMTY common stock on the date the NQSO was granted.

Stock Option Grants

The following table shows:

•	the number of stock options granted to executive officers in 2002;

•	the percentage which the executive’s options bears in relation to the total options granted to all key employees during the year;

•	the option price;

•	the expiration of the option; and

•	the potential realizable value of the options assuming certain rates of stock appreciation:

STOCK OPTION GRANTS

IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)(2)	10% ($)(2)
Eddie L. Dunklebarger	20,000	17.32%	$27.86	12/6/2012	$350,420	$888,033
Donald F. Holt	6,000	5.19%	$27.86	12/6/2012	$105,126	$266,410
Robert W. Lawley	6,000	5.19%	$27.86	12/6/2012	$105,126	$266,410
Anthony N. Leo	6,000	5.19%	$27.86	12/6/2012	$105,126	$266,410
Jeffrey M. Seibert	6,000	5.19%	$27.86	12/6/2012	$105,126	$266,410

(1)	Options were granted in December, 2002, each with an exercise price of $27.86 per share. The option prices in all events equal the fair market value of CMTY common stock on the date of the grant. The options granted in December, 2002 were for the year 2002.
(2)	Applicable SEC regulations require us to disclose the potential appreciation in options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the option. Appreciation is determined as of the expiration date of the option. The figures shown above assume 5% and 10% rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option price of $27.86.

Stock Option Exercises

The following table shows:

(1)	all options exercised by each executive officer of CMTY during 2002;

(2)	the number of shares acquired on exercise;

(3)	the value realized by the executive officer upon exercise; and

(4)	the number of exercisable and un-exercisable options outstanding for each executive officer, and the value of those options, as of December 31, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable (1),(2)
Eddie L. Dunklebarger	8,082	130,062.54	118,092/39,384	1,334,519/136,986
Robert W. Lawley	0	0	23,306/17,880	243,438/75,279
Anthony N. Leo	2,698	27,106.77	16,493/17,880	124,992/75,279
Jeffrey M. Seibert	0	0	40,482/17,880	542,951/75,279
Donald F. Holt	0	0	0/6,000	0/0

(1)	All options granted through December 31, 2002 are reported. Exercisable options are fully vested. Options which will vest in the future are reported as unexercisable.
(2)	The dollar values shown above were calculated by determining the difference between the closing trading price of CMTY common stock at December 31, 2002, which was $27.70 per share, and the option price of each option as of December 31, 2002.

Pension Plan

Community Banks maintains a pension plan for certain of the employees of Community Banks, N.A., a predecessor of Community Banks. Employees hired by Community Banks, N.A. prior to December 31, 1998 became participants in the pension plan on January 1 or July 1 after completing one year of service (12 continuous months and 1,000 hours worked) and reaching age 21. The cost of the pension is actuarially determined and paid by Community Banks. The amount of monthly pension is equal to 1.15% of average monthly pay, plus .60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay in the last 10 years. The maximum amount of annual compensation used in determining retirement benefits is $200,000. A participant is eligible for early retirement after reaching age 60 and completing five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 2002, the only executive officer who participates in the plan and who has been credited with years of service is Robert W. Lawley (27 years of service).

In 1999, the Board of Directors amended the plan so that pension benefits will be offset by employer contributions to the CMTY 401(k) Plan. Employees hired after December 31, 1998 are not eligible to participate in the pension plan. The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at age 65. These amounts are not yet offset for the employer contribution in the 401(k) Plan.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35	40
$35,000	$8,486	$11,314	$14,143	$16,971	$19,800	$22,138
55,000	$13,736	$18,314	$22,893	$27,471	$32,050	$35,778
75,000	$18,986	$25,314	$31,643	$37,971	$44,300	$49,418
95,000	$24,236	$32,314	$40,393	$48,471	$56,550	$63,058
115,000	$29,486	$39,314	$49,143	$58,971	$68,800	$76,698
135,000	$34,736	$46,314	$57,893	$69,471	$81,050	$90,338
150,000	$38,673	$51,564	$64,455	$77,346	$90,237	$100,568
175,000	$45,236	$60,314	$75,393	$90,471	$105,550	$117,618
200,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
225,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
250,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668
275,000	$51,798	$69,064	$86,330	$103,596	$120,862	$134,668

(a)	The compensation covered by the pension plan includes salary and bonus compensation, as reported under the heading “Annual Compensation” in the Summary Compensation Table on page 12.
(b)	Of the executive officers named in the Summary Compensation Table, only Mr. Lawley participates in the Pension Plan. Mr. Lawley has 27 years of credited service.
(c)	The estimated benefits shown in the table above were computed assuming that participants would elect to receive straight line annuity payments. The amounts shown on the above table do not take into account any applicable taxation deductions or other offset amounts.

CMTY 401(k) Profit Sharing Plan

Effective January 1, 2000, the previously existing 401(k) Plans for Peoples State Bank and Community Banks, N.A. (the two banking subsidiaries of CMTY, which were merged as of December 31, 2001 to create Community Banks) were merged to create the CMTY 401(k) Profit Sharing Plan for employees of CMTY and its subsidiaries. Employees are eligible to participate in the plan after they have completed six months of service and have reached their twenty-first birthday. The plan offers both immediate and future benefits to employees in the program. The plan was submitted to the Internal Revenue Service for favorable determination as a tax deferred retirement program.

CMTY allocates for participating accounts an annual amount based on CMTY’s earnings at the end of each calendar year. The amount allocated to an employee’s account is based on the relationship of the employee’s annual compensation to the total annual compensation paid by CMTY to all employees participating in the plan. Subject to limitations of the plan and the trust under plan, an employee can receive a percentage (to be determined in the discretion of the Board of Directors) of his or her annual compensation as a contribution to the plan account each year. The monies allocated to each employee’s account are held and invested by the trustee for the plan. Employees become fully vested in the plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the plan according to the plan provisions. Should the participant become disabled or upon his or her death, the plan allows for other payment options. As a participant in the plan, the employee has the right to direct the investment of all of his or her funds. An employee may split his or her investment between two or more types of investments or instruct the administrator to place the entire amount in one investment account.

In order to allow participants the opportunity to increase their retirement income, each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her total compensation earned while a participant under the plan. The amounts in each participant’s voluntary contribution account are fully vested at all times and are not subject to forfeiture for any reason. The normal retirement age under the plan is age 65.

Community Banks, N.A. / Peoples State Bank Executive Survivor Income Agreements

On June 1, 1994, Community Banks, N.A. entered into a Survivor Income Agreement with Robert W. Lawley. On February 5, 1999, The Peoples State Bank and CMTY entered into similar agreements with Eddie L. Dunklebarger, Anthony N. Leo and Jeffrey M. Seibert. On December 31, 2001, Community Banks, N.A. and The Peoples State Bank merged to form one bank named Community Banks. For the purpose of describing the provisions of these agreements, Community Banks and its predecessors will each be referred to as the “Bank.”

In these agreements, the Bank promised to pay to each executive employee’s designated beneficiary a survivor income benefit. The survivor’s income benefit is payable only if the executive employee dies before terminating employment with the Bank and only to the extent that the Bank owns life insurance policies on the executive employee’s life at the time of his or her death.

The base death benefit is equal to the lesser of:

(5)	three times the executive employee’s base salary for the calendar year in which the executive’s death occurs; or

(6)	the amount of life insurance proceeds received by the Bank due to the executive’s death.

The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CMTY’s projected highest marginal federal income tax rate for the year in which the executive’s death occurs. The survivor’s income benefit will be paid in a lump sum within 60 days after the executive employee’s death. These agreements are funded by life insurance policies on each executive employee’s life.

The life insurance policies are owned by the Bank, and are in place of each executive employee’s participation in the Bank’s group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee reaches the age of 65, as long he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement, the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee’s death.

Supplemental Executive Retirement Plans

CMTY maintains Supplemental Executive Retirement Plans providing key man life insurance on the lives of certain executive employees. Pursuant to the plans, CMTY has purchased key man life insurance policies with death benefits payable to CMTY if an executive dies in the course of his employment with CMTY, in initial net amounts of:

•	$1,270,000 covering the life of Eddie L. Dunklebarger;

•	$912,000 covering the life of Robert W. Lawley;

•	$575,000 covering the life of Anthony N. Leo; and

•	$570,000 covering the life of Jeffrey M. Seibert.

The plans also provide salary continuation benefits for the executives pursuant to Salary Continuation Agreements entered into between CMTY and the executives. If the executive remains employed by CMTY until he reaches age 62, then the executive will be entitled to salary continuation for twenty years after retirement. Pursuant to their respective agreements, the following individuals are entitled to the following amounts:

•	Eddie L. Dunklebarger—$80,000 per year;

•	Anthony N. Leo—$40,000 per year;

•	Jeffrey M. Seibert—$40,000 per year; and

•	Robert W. Lawley—$35,000 per year.

If the executive’s employment with CMTY is terminated before age 62, the executive will receive reduced benefits at age 62 in accordance with accrual of benefits schedules set forth in the respective agreements. Benefits will not be paid if an executive’s employment is terminated for cause (as defined in the respective agreements). In the event of termination due to disability, CMTY may elect to pay the accrued benefit immediately in a lump sum, discounted to present value. In the event that an executive is terminated after a change in control but prior to age 62, the executive will receive at age 62 his accrued benefit, plus an additional benefit equal to three years additional accrual in the case of Mr. Dunklebarger, and two years additional accrual in the cases of Mssrs. Leo, Seibert and Lawley. If the executive dies prior to or during the benefit payment period, normal retirement benefits will be payable to the executive’s beneficiaries beginning within one month after the executive’s death.

Directors’ Compensation

Attendance Fees

In 2002, each CMTY director received a quarterly fee of $750. Each outside director received a fee of $250 for each Board meeting attended. Each director who was not an executive officer also received $250 for each Committee meeting attended.

Directors’ Stock Option Plan

In 2000, the shareholders of CMTY approved the Directors’ Stock Option Plan. The purpose of the Directors’ Stock Option Plan is to attract and retain non-employee directors who have outstanding abilities. The plan enables the directors to purchase shares on terms which will give the directors a direct and continuing interest in the success of CMTY. The price of the options must equal at least the fair market values of CMTY shares on the date the options are granted. Directors may not exercise the options before the first anniversary of the option grant or a change of control in CMTY, whichever first occurs. The options will expire in ten years, unless they are exercised.

On December 6, 2002, CMTY granted options to all non-employee directors, except emeritus directors, to purchase 500 shares at a price of $27.86 per share. Each non-employee member of the executive committee of the board was awarded options to purchase an additional 250 shares, and each chairman of a board committee received options to purchase an additional 250 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers must file reports with the Securities and Exchange Commission indicating:

•	the number of shares of CMTY common stock they beneficially own; and

•	changes in their beneficial ownership.

To the best of our knowledge, all directors and executive officers filed all required reports in 2002.

Transactions with Officers and Directors

During 2002, Community Banks had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of CMTY and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features.

Allen Shaffer, a director of CMTY, is an attorney with offices in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CMTY and who CMTY proposes to retain in the current fiscal year. James A. Ulsh, a director of CMTY, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CMTY has retained in the last fiscal year and proposes to retain in the current fiscal year. Thomas J. Carlyon, an emeritus director of Community Banks, is an attorney in Hazleton, Pennsylvania, which CMTY has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert, a director of CMTY, is an actuarial consultant with Conrad M. Siegel, Inc., Harrisburg, Pennsylvania, which provides actuarial services to CMTY.

Committees of the Board of Directors of CMTY

The Board of Directors of CMTY has established three (3) committees:

•	the Audit Committee;

•	the Executive Committee; and

•	the Compensation Committee.

We do not have a nomination committee but provide for the nomination of directors as described under “ELECTION OF DIRECTORS OF CMTY” on page 3 of this proxy statement.

The Board of Directors met five (5) times during 2002. All directors attended no fewer than 75% of the total number of meetings of the Board and committees on which he served, except Peter DeSoto who attended 69% of the meetings.

Audit Committee

Members:	Ronald E. Boyer (Chairman), Kenneth L. Deibler, Samuel E. Cooper, Earl L. Mummert, Wayne H. Mummert

Meetings:	4

The Board of Directors of CMTY has established an Audit Committee of the Board. The general functions performed by the Audit Committee include supervising and recommending to the Board changes in audit procedures, recommending the hiring of outside auditors, reviewing the complete audit of the books and financial statements of CMTY and its subsidiaries, reviewing and making recommendations to the Board regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing examination reports by state and federal banking regulators, and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.

With respect to fiscal year 2002, the Audit Committee has reviewed and discussed the audited financial statements of CMTY with management. Additionally, the Audit Committee has discussed with the independent auditors the matters to be required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors of Community that the audited financial statements be included in CMTY’s Annual Report on Form 10-K.

All members of the Committee are independent directors of CMTY, under the listing standards of the NASD. On January 14, 2003, the Board appointed Mr. Scott Newkam, the Chairman, President and CEO of

Hershey Entertainment & Resorts Company, to the Board and the Audit Committee, with the intention that Mr. Newkam will constitute a “financial expert” for purposes of the new requirements for audit committees contained in the July 2002 Sarbanes Oxley Act.

A copy of the charter of the Audit Committee that has been adopted by CMTY’s Board of Directors is attached to this Proxy Statement as Appendix A.

By:	Ronald E. Boyer, Kenneth L. Deibler, Samuel E. Cooper, Earl L. Mummert, Wayne H. Mummert and Scott J. Newkam

Executive Committee

Members:	Robert W. Rissinger (Chairman)	Peter DeSoto

	Allen Shaffer	James A. Ulsh

	Donald L. Miller	John W. Taylor, Jr.

	Earl L. Mummert	Wayne H. Mummert

	Thomas L. Miller	Eddie L. Dunklebarger

Meetings:	6

Functions:

• Review policies and other items to be presented to the Board; and

• Act on behalf of the Board between scheduled Board meetings as permitted by law.

Compensation Committee

Members:	Robert W. Rissinger	Peter DeSoto

	Earl L. Mummert (Chairman)	Donald L. Miller

John W. Taylor, Jr.

Meetings:	2

Functions:

•     Evaluate CMTY’s compensation policies and plans;

•     Review and evaluate the individual performance of executive officers; and

•     Establishes the compensation of the President and CEO and makes recommendations on the compensation of the remaining executive officers.

OTHER BUSINESS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holder sees fit.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the year ended December 31, 2002, CMTY engaged PricewaterhouseCoopers, LLP as its principal accountant, to audit CMTY’s financial statements. The appointment of PricewaterhouseCoopers, LLP for the current year will be reviewed in the second quarter of 2003. A representative of PricewaterhouseCoopers, LLP is expected to be at the annual meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.

FEES BILLED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, LLP has billed the following fees for work relating to CMTY’s 2002 financial reports and condition. The Audit Committee determined that the preparation of tax returns and the performance of other miscellaneous duties by PricewaterhouseCoopers, LLP in 2002 was compatible with maintaining that firm’s independence.

Audit Fees (Review of CMTY’s 2002 Annual Report and 2002 Forms 10-Q)	Financial Information Systems Design and Implementation Fees (1)	All Other Fees (Preparation of Tax Returns and Miscellaneous Duties)
$93,000	$0	$119,303

(1)	PricewaterhouseCoopers, LLP does not perform these services for us.

FORM 10-K ANNUAL REPORT

You can obtain a copy of the CMTY Form 10-K Annual Report for the year ended December 31, 2002 at no charge by sending a written request to:

Donald F. Holt, EVP/CFO

Community Banks, Inc.

750 East Park Drive

Harrisburg, Pennsylvania 17111

In your letter, you must state that as of February 28, 2003 you were an owner of CMTY stock.

Our annual report on Form 10-K for the year ended December 31, 2002, which we filed with the SEC, is incorporated in this proxy statement by reference. All information appearing in this proxy statement should be read together with, and is qualified in its entirety by, the information and financial statements (including notes) appearing in the Form 10-K.

Only one Annual Report and proxy statement is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Annual Report and proxy statement to a shareholder at a shared address to which single copies were sent. A shareholder can make a request by calling Donald F. Holt, Executive Vice President and CFO at 717-920-1698, or by mailing a request to the above address. If shareholders sharing an address are currently receiving more than one Annual Report or proxy statement, they can request that CMTY send only one copy by calling Mr. Holt or mailing a request to the above address.

RETURN OF PROXY

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you wish to vote in person at the meeting, you may then withdraw your proxy.

By order of the Board of Directors,

Patricia E. Hoch
Secretary

Harrisburg, Pennsylvania

March 26, 2003

APPENDIX A

COMMUNITY BANKS, INC.

COMMUNITY BANKS

AUDIT COMMITTEE CHARTER

The Boards of Directors of Community Banks, Inc. (CMTY) and Community Banks hereby constitute and establish an Audit Committee with its authority, structure, membership, responsibilities, processes, and specific duties as follows:

AUTHORITY

The authority for the Audit Committee is derived from the full Boards of Directors of Community Banks, Inc. and Community Banks. The Committee membership is reviewed annually, and members are appointed accordingly.

STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of at least three members and consist of independent directors only. All directors must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance/accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one non-independent director may serve on the Committee, provided that the Corporate Board determines it to be in the best interest of the Corporation and its shareholders, and the same Board discloses the reasons for the determination in the Corporation’s next annual proxy statement.

RESPONSIBILITIES AND PROCESSES

The primary responsibilities of the Committee include the monitoring of risks, oversight of the internal audit and the external audit functions, and the analysis of regulatory examinations. Specific responsibilities include:

*** Meet at least quarterly, but as many times as the Committee deems necessary.

*** Discuss with independent accountants the matters required by Statement of Auditing Standards No. 61, “Communication with Audit Committees” and Statement of Auditing Standards No. 90, “Audit Committee Communications.”

*** Ensure receipt from the external auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the full Corporate Board take appropriate action to oversee the independence of the external auditor.

*** Review the scope and general extent of the external audit examination, including the management and engagement letters. The Committee should discuss with the independent accountants the quality of the Corporation’s financial and accounting practices, and any relevant recommendations. Fees are to be negotiated with management and annually presented to the Committee for approval. This process establishes the auditor’s ultimate accountability to the CMTY Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives’ ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditor.

A-1

***Review, discuss, and approve the annual internal audit program. Meet quarterly with internal audit to review audit reports issued and monitor disposition of internal audit findings.

*** Review with management the Corporation’s audited financial statements for inclusion in the Annual Report on Form 10-K. Review with management the quarterly filed financial reports on Form 10-Q and ensure compliance with Statement of Auditing Standards No. 71, “Interim Financial Information.” Review the reports of examinations by all regulatory authorities.

*** Review the adequacy of internal control systems and the extent to which significant audit recommendations have been implemented.

*** Keep detailed minutes of the meetings that will document the audit reports and major findings discussed and record any action taken. These minutes will be used by the Audit Committee Chairman when making his regular report to the full Boards at the regularly scheduled Board Meetings.

*** Annually review and approve the Audit Committee Charter.

A-2

COMMUNITY BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 1, 2003

10:00 A.M. (ET)

FOUR POINTS SHERATON

800 EAST PARK DRIVE

HARRISBURG, PENNSYLVANIA

PROXY

COMMUNITY BANKS, INC.

750 E. PARK DRIVE

HARRISBURG, PA 17111

(717) 920-1698

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Anthony N. Leo as Proxy, with the power to appoint his substitute, and authorizes him to represent and vote, as designated on the reverse side, all the shares of Common Stock of Community Banks, Inc.(“CMTY”) held of record by the undersigned on February 28, 2003 at the Annual Meeting of Shareholders to be held on May 1, 2003 or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF EACH CLASS D DIRECTOR, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU DO NOT VOTE BY TELEPHONE.

SEE REVERSE FOR VOTING INSTRUCTIONS.

COMPANY #

CONTROL #

[GRAPHIC OMITTED]

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXY TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK — EASY — IMMEDIATE

o	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on April 30, 2003.

o	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

o	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Community Banks, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

- - - - - -                                 - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

ELECTION OF DIRECTORS Class D:

1.  01 Robert W. Rissinger, 02 John W. Taylor Jr., 03 Wayne H. Mummert, 04 Scott J. Newkam

[    ] Vote FOR all nominees (except as marked)

[    ] Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.  OTHER BUSINESS.    Take action on other business which may properly come before the meeting.

[    ]     For             [    ]     Against             [    ]     Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:

[    ]

I/we plan to attend the Annual Meeting.  (Check the box if attending this meeting)

[    ]

Date

Signature(s) in Box

Please date and sign exactly as your name appears hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all must sign. All joint owners must sign.